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                                                                    EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Chromatics Color Sciences International, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 (file no. 333-51697) and the Registration Statements on Form S-3 (file no. 333-82071 and no. 333-30948) of our report dated December 20, 1999, except as to the last paragraph of Note 6, which is as of February 23, 2000 and the last paragraph of Note 11, which is as of April 17, 2000, relating to the consolidated financial statements of Gordon Acquisition Corp., appearing in the Chromatics Color Sciences International, Inc., Form 8-K dated _______.


BDO Seidman, LLP
New York, New York
August __, 2000